UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 14, 2019

ENVISION SOLAR INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	26-1342810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA		92126
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

________________________________________

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVSI	The NASDAQ Capital Market
Warrants	EVSIW	The NASDAQ Capital Market

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 14, 2019, Envision Solar International, Inc. (the “Company”) amended and restated the Company’s Code of Business Conduct and Ethics in its entirety (as amended and restated, the “Code”). The Code applies to all employees, executive officers and directors of the Company, and constitutes a “code of ethics” as such term is defined in Item 406(b) of Regulation S-K.

The Code emphasizes, among other things: (i) prompt internal reporting of existing or potential violations of the Code to the Company’s Chief Financial Officer or such other compliance officer as may be designated, (ii) full, fair, accurate, timely and understandable disclosure in all public communications made by the Company, including all filings with the Securities and Exchange Commission, (iii) strict compliance with all applicable laws, rules and regulations, (iv) ethical handling of any actual or apparent conflicts of interest between personnel interests and the best interests of the Company, (v) maintaining confidential or proprietary information about the Company, its clients or other third parties, and (vi) fair, honest and ethical business practices. The code also provides that all waivers of the Code applicable to executive officers or directors of the Company must be approved by the Board.

The foregoing summary of the terms of the Code is not intended to be exhaustive and is qualified in its entirety by reference to the Code, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 5.05. The Company has posted a copy of the Code on the Company’s website, https//envisionsolar.com.

Item 8.01	Other Events.

As previously reported, the Company entered into an Underwriting Agreement dated as of April 16, 2019 (the “Underwriting Agreement”) with Maxim Group LLC (“Maxim”), as representative for the several underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 2,000,000 units with each unit consisting of one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase one (1) share of Common Stock at an exercise price equal to $6.30 per share (the “Warrants”). In addition, the Company granted Maxim a 45-day option to purchase up to 300,000 additional units, shares of Common Stock, or Warrants, or any combination thereof, at the public offering price to cover over-allotments, if any. The Common Stock and the Warrants were offered and sold to the public (the “Offering”) pursuant to the Company’s registration statement on Form S-1 (File Nos. 333-226040), filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 2, 2018, as amended, which became effective on April 15, 2019, and a related registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The offering price to the public was $6.00 per unit and the Underwriters purchased 2,000,000 units. In addition, the Underwriters purchased 300,000 Warrants upon the partial exercise of the Underwriters’ over-allotment option (the “First Over-Allotment Exercise”). The portion of the offering for the sale of the Units and Warrants to the public and the First Over-Allotment Exercise closed on April 18, 2019.

On May 13, 2019, pursuant to and in compliance with the terms and conditions of the Underwriting Agreement and the Offering, the underwriters provided notice that they would partially exercise the over-allotment option to purchase 200,000 shares of Common Stock at $5.99 per share (the “Second Over-Allotment Exercise”). The sale of the Second Over-Allotment Exercise to purchase 200,000 shares of Common Stock closed on May 16, 2019. The Company has received gross proceeds of $13.2 million for the Offering to date, including the exercise of the Second Over-Allotment Exercise, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
14.1	Code of Business Conduct and Ethics

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Dated: May 17, 2019	By:	/s/ Desmond Wheatley
	Name:	Desmond Wheatley
	Title:	Chief Executive Officer

3